iLAW

Writer: Lee Chongshen
Tel: (65) 6443 4920
Fax: (65) 6443 4921
Email: chongshen.lee@insightslaw.sg

Our reference: H20220266/YLS/LCS

18 April 2024

BY EMAIL

JBDI HOLDINGS LIMITED
Cricket Square, Hutchins Drive PO Box 2681
Grand Cayman, KY1-1111, Cayman Islands

Attention: Board of Directors

Dear Sirs,

LEGAL OPINION ON CERTAIN SINGAPORE LAW MATTERS

A. INTRODUCTION

1. We are a firm of solicitors qualified to practice the laws of Singapore.

2. We have been engaged as Singapore counsel by JBDI Holdings Limited ("**JBDI Holdings**"), a company incorporated under the laws of the Cayman Islands, in relation to certain disclosures in the Registration Statement concerning JBDI Holdings indirect wholly-owned subsidiaries namely, (i) Jurong Barrels & Drums Industries Pte Ltd ("**Jurong Barrels**") and (ii) JBD Systems Pte. Ltd. (formerly known as Alpha Process System Pte Ltd) ("**JBD Systems**") which are companies incorporated under the laws of Singapore.

For the purposes of this Legal Opinion, "**Registration Statement**" means JBDI Holdings' registration statement on Form F-1 including all amendments or supplements thereto filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in connection with JBDI Holdings' initial public offering of certain number of ordinary shares and listing of those shares on the Nasdaq Capital Market.

B. BASIS OF OPINION

3. This Legal Opinion is limited to the laws of Singapore of general application as at the date of this Legal Opinion as currently applied by the courts of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. It is subject to changes in law occurring after the date of this Legal Opinion, which could be made on a retroactive basis. In issuing this Legal Opinion, we do not assume any obligation to notify or inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such later time.

4. Being a Singapore law firm, we are unable to, and do not advise on, the laws of foreign jurisdictions. Accordingly, we have made no investigation of, do not express or imply any views on and are not qualified to advise in any respect in relation to, the laws of a jurisdiction other than Singapore. We do not purport to be experts on, or be generally familiar with, any laws other than the laws of Singapore. Without prejudice to the generality of the foregoing, this Legal Opinion is not intended to constitute, nor should it be construed as, advice regarding any laws of the United States of America or any State thereof and we express no opinion as to the jurisdiction of any court of the United States of America or any State thereof.

C. DOCUMENTS EXAMINED

5. In rendering this Legal Opinion, we have examined the following documents :

(a) the Register of Allotment of Jurong Barrels as at 27 March 2006;

(b) the electronic Register of Allotment of Jurong Barrels as at 07 September 2022 and as at 02 April 2024;

(c) the Register of Members of Jurong Barrels as at 01 August 2016;

(d) the electronic Register of Members of Jurong Barrels as at 01 September 2022 and as at 02 April 2024;

(e) the Register of Directors of Jurong Barrels as at 20 July 1987;

(f) the electronic Register of Officers of Jurong Barrels as at 07 September 2022 and as at 02 April 2024;

(g) the Register of Transfers of Jurong Barrels as at 07 September 2022 and as at 02 April 2024;

(h) the electronic Register of Transfers of Jurong Barrels as at 01 August 2016 and as at 02 April 2024;

(i) the share transfer instruments and certificates of stamp duty relating to the transfer of shares in Jurong Barrels on 01 August 2016, 17 August 2016, 03 February 2020 and 03 March 2023;

(j) the resolutions from the meetings of the board of directors and general meetings of shareholders of Jurong Barrels ("**Jurong Barrels Resolutions**") concerning the allotment, issuance and transfer of shares in Jurong Barrels;

(k) the electronic Register of Allotment of JBD Systems as at 06 September 2022 and as at 02 April 2024;

(l) the electronic Register of Members of JBD Systems as at 06 September 2022 and as at 02 April 2024;

(m) the electronic Register of Officers of JBD Systems as at 06 September 2022 and as at 02 April 2024 ;

(n) the Register of Transfers of JBD Systems as at 06 September 2022 and as at 02 April 2024; and

(o) the share transfer instruments and certificates of stamp duty relating to the transfer of shares in JBD Systems on 30 September 2020;

(p) the resolutions from the meetings of the board of directors and general meetings of shareholders of JBD Systems (“**JBD Systems Resolutions**”) concerning the allotment, issuance and transfer of shares in JBD Systems.

(collectively, the “**Documents**”).

6. We have undertaken only the following searches on Jurong Barrels and JBD Systems for the purposes of this Legal Opinion:

(a) electronic and computerised searches of instant information (business profile) on Jurong Barrels and JBD Systems conducted on 18 April 2024 with the Accounting and Corporate Regulatory Authority (“**ACRA**”) (each an “**ACRA Search**” and collectively the “**ACRA Searches**”)); and

(b) composite litigation searches and winding-up and judicial management searches conducted on 18 April 2024 in respect of Jurong Barrels and JBD Systems at the Cause Book Search (CBS) Service module of the Integrated Electronic Litigation System (eLitigation) for the years 2022, 2023 and 2024 (in respect of the year 2024, up to 18 April 2024 only) (the “**eLitigation Searches**”).

(c) Intellectual property searches conducted on 18 April 2024 in respect of Jurong Barrels and JBD Systems on the Digital Hub of the Intellectual Property Office of Singapore (“**IPOS**”) between the period of 1 January 2024 to 18 April 2024 (the “**IP Searches**”).

7. Our Legal Opinion herein is given on the basis of the assumptions set out in Section E and is subject to the qualifications set out in Section F. For the purposes of our Legal Opinion, we have not examined or relied on any other documents other than the documents listed above. Our examination of the documents listed above is strictly to the extent that is relevant to our Legal Opinion herein.

D. LEGAL OPINION

8. Subject to the foregoing and the matters set out in Section F, and having regard to such considerations of Singapore law in force applying as at the date of this Legal Opinion as we consider relevant, we are of the opinion that:

(a) Jurong Barrels is a company duly and validly incorporated on 17 November 1983 and exists as a live company under the laws of Singapore;

(b) as at the date of this Legal Opinion, Jurong Barrels has an issued and paid-up share capital of SGD2,000,000 comprising of 2,000,000 ordinary shares held by JBDI Investments Limited (“**JBDI Investments**”);

(c) the eLitigation Searches revealed (i) no order or resolution for the winding-up of Jurong Barrels; (ii) no notice of appointment of a receiver or judicial manager for Jurong Barrels; and (iii) no document which indicated Jurong Barrels is presently engaged in any investigation, litigation, arbitration or other proceedings;

(d) JBD Systems is a company duly and validly incorporated on 04 May 2017 and exists as a live company under the laws of Singapore;

(e) as at the date of this Legal Opinion, JBD Systems has an issued and paid-up share capital of SGD100 comprising of 100 ordinary shares held by Jurong Barrels;

(f) the eLitigation Searches revealed (i) no order or resolution for the winding-up of JBD Systems; (ii) no notice of appointment of a receiver or judicial manager for JBD Systems; and (iii) no document which indicated JBD Systems is presently engaged in any investigation, litigation, arbitration or other proceedings (iv) there are no proceedings with regard to, or notice of claims of infringement in relating to any intellectual property rights which may be threatened or pending.

(g) the IP Searches revealed that Jurong Barrels and JBD Systems have not registered any intellectual property with IPOS.

(h) insofar as the statements set forth in the Registration Statement under the captions below purport to describe or summarize Singapore laws and legal matters, such descriptions or summaries, to the best of our knowledge, correctly and fairly summarizes and describes the matters referred to therein as at the date hereof, are, to the best of our knowledge, true and accurate in all material respects, and fairly present and summarize in all material respects Singapore legal matters stated therein as at the date hereof; and, to the best of our knowledge, nothing has been omitted from such description which would make the same misleading in any material aspect:

(i) "*Prospectus Summary – Corporate Information*";

(ii) "*Enforceability of Civil Liabilities – Singapore*";

(iii) *"Business - Quality Assurance"*

(iv) *"Business – Licenses and Permits"*

(v) *"Business – Workplace Health and Safety"*

(vi) *"Business – Intellectual Property"*

(vii) *"Business – Litigation and other Legal Proceedings"*

(viii) "*Corporate History and Structure*"; and

(ix) "*Regulatory Environment – Laws and Regulations relating to our Business in Singapore*";

E. ASSUMPTIONS

9. In rendering this Legal Opinion, we have assumed the following without any further enquiry:

(a) the genuineness of all signatures, seals, duty stamps and chops on originals or copies of all the Documents submitted to us;

(b) the authenticity of the Documents submitted to us as originals and the conformity to the originals of the Documents submitted to us as copies;

(c) that the persons who have attested the affixation of the common seal of a corporation are persons who are authorised to do so by that corporation's articles of association or other constituent document;

(d) each of the parties to the Documents, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (ii) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(e) that the Jurong Barrels Resolutions were properly passed at such meetings at which a quorum was present throughout by duly appointed directors and in accordance with its constitutional documents and the applicable laws and regulations;

(f) the Jurong Barrels Resolutions remain in full force and effect, and have not been rescinded, revoked, terminated, amended or declared null and void;

(g) all transfer of shares in Jurong Barrels before 01 August 2016 have been validly effected;

(h) that the JBD Systems Resolutions were properly passed at such meetings at which a quorum was present throughout by duly appointed directors and in accordance with its constitutional documents and the applicable laws and regulations;

(i) the JBD Systems Resolutions remain in full force and effect, and have not been rescinded, revoked, terminated, amended or declared null and void;

(j) that the Documents which are submitted to us are complete and correct, and that the contents thereof are true, correct and complete, and, unless otherwise indicated, have not been amended, supplemented, terminated, rescinded or declared null and void by a court since the date of their execution;

(k) that each of the Documents governed by laws other than the laws of Singapore is in proper legal form and legal, valid, binding and enforceable in accordance with its terms, under the foreign law in question by which it is expressed to be governed and that insofar as any obligation under any Documents are to be performed in any jurisdiction outside Singapore, its performance will not be illegal or ineffective by virtue of the law of that or those jurisdictions;

(l) the information disclosed by the ACRA Search and eLitigation Searches conducted by us is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which has been delivered for filing but was not disclosed at the time of the searches;

(m) the results of the ACRA Search on Jurong Barrels revealed all matters required by law to be notified to ACRA, including but not limited to all notices, registrations, submissions or filings required to be submitted to ACRA under the laws of Singapore;

(n) the results of the ACRA Search on JBD Systems revealed all matters required by law to be notified to ACRA, including but not limited to all notices, registrations, submissions or filings required to be submitted to ACRA under the laws of Singapore;

(o) there are no current or pending investigations, actions, suits or proceedings (including but not limited to claims, litigation, arbitration, administrative, tribunal, regulatory, criminal or insolvency proceedings) against or affecting Jurong Barrels, its directors and/or shareholders and there is no unsatisfied award, judgment or court order outstanding against Jurong Barrels, its directors and/or shareholders or any distress, execution or other process that has been levied against the undertakings, properties or assets of Jurong Barrels, its directors and/or shareholders;

(p) there are no current or pending investigations, actions, suits or proceedings (including but not limited to claims, litigation, arbitration, administrative, tribunal, regulatory, criminal or insolvency proceedings) against or affecting JBD Systems, its directors and/or shareholders and there is no unsatisfied award, judgment or court order outstanding against JBD Systems, its directors and/or shareholders or any distress, execution or other process that has been levied against the undertakings, properties or assets of JBD Systems, its directors and/or shareholders;

(q) that there are no other documents which may affect our opinion herein which have not been provided to us;

(r) that the contents of the Constitution of Jurong Barrels are correct and complete, and that there were no legal issues in the incorporation of Jurong Barrels (not appearing on the face of the Constitution of Jurong Barrels) on the basis of which a court might dissolve Jurong Barrels; and

(s) that the contents of the Constitution of JBD Systems are correct and complete, and that there were no legal issues in the incorporation of JBD Systems (not appearing on the face of the Constitution of JBD Systems) on the basis of which a court might dissolve JBD Systems; and

(t) that there was no fraudulent or deceptive conduct by any person which affects our opinion expressed in this Legal Opinion.

F. QUALIFICATIONS

10. In addition to the above, this Legal Opinion is further subject to the following limitations, qualifications and exceptions:

(a) this Legal Opinion is strictly limited to the matters stated in it and no opinion is implied or may be inferred beyond the matters expressly stated herein;

(b) this Legal Opinion is based solely on the Documents provided to us. We are not responsible for any inadequacy of failing in such information;

(c) we have conducted no independent verification of the information produced to us by JBDI Holdings, Jurong Barrels and JBD Systems, except on the basis of the information publicly available from the searches we have conducted, as set out in Section C above.

(d) we express no opinion on any financial, accounting or audit matters;

(e) this Legal Opinion is subject to (i) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws in Singapore affecting creditors' rights generally, and (ii) possible judicial or administrative actions or any Singapore laws affecting creditors' rights;

(f) this Legal Opinion does not imply that a court of Singapore will necessarily grant any remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under the laws of Singapore and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

(g) the courts of Singapore are bound to follow judicial precedents laid down by superior courts of Singapore, but the Court of Appeal, which is the highest court in Singapore, has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore;

(h) this Legal Opinion is issued based on our understanding of the laws of Singapore. For matters not explicitly provided under the laws of Singapore, the interpretation, implementation and application of the specific requirements under the laws of Singapore are subject to the final discretion of competent Singapore legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated herein;

(i) we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of JBDI Holdings, Jurong Barrels and JBD Systems;

(j) nothing in this Legal Opinion shall be construed as an opinion that the Registration Statement complies with any legal or regulatory requirement as to its contents;

(k) this Legal Opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently;

(l) all opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein; and

(m) as used in this Legal Opinion, the expression "to our best knowledge" or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for JBDI Holdings, Jurong Barrels and JBD Systems in connection with the initial public offering of JBDI Holdings and the transactions contemplated thereunder. Save as disclosed, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no

inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of JBDI Holdings, Jurong Barrels and/or JBD Systems or the rendering of this Legal Opinion.

G. BENEFIT OF OPINION AND RELIANCE

11. This Legal Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this Legal Opinion and may not be used for any other purpose without our prior written consent; provided however, that Schlueter & Associates, P.C., United States securities counsel to JBDI Holdings may rely upon, and reference this opinion as reasonably necessary in connection with the JBDI Holdings' initial public offering and listing of the ordinary shares on the Nasdaq Capital Market.

12. We hereby consent to the use of this Legal Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully


Insights Law LLC.

INSIGHTS LAW LLC